Exhibit 23(a)







                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Northwest Airlines, Inc. and Northwest Airlines Corporation and to the incorporation by reference therein of our report dated January 20, 2000 with respect to the consolidated financial statements and schedule of Northwest Airlines
Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Minneapolis, Minnesota
September 5, 2000